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                                                                     EXHIBIT 3.6

                           CERTIFICATE OF CORRECTION
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      FISHER SCIENTIFIC INTERNATIONAL INC.

                            ------------------------

                   PURSUANT TO SECTION 103(F) OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                            ------------------------

    FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

    FIRST: The Corporation filed a Restated Certificate of Incorporation (the "Restated Certificate") with the Secretary of State of the State of Delaware on December 17, 1991.

    SECOND: Article FIFTH, paragraph (b) of the Restated Certificate, as filed, was incorrect in the following respects: (1) it erroneously included a sentence it should not have included and (2) it erroneously included in two places the word "herein" instead of the words indicated in quotes in Article FOURTH of this Certificate of Correction.

    THIRD: Article FIFTH, paragraph (b) of the Restated Certificate is hereby corrected by deleting the first sentence thereof.

    FOURTH: Article FIFTH, paragraph (b) of the Restated Certificate is hereby further corrected by replacing the word "herein" contained in the second line of each of clauses (i) and (ii) of such paragraph with the following words:

    "in this Certificate of Incorporation, including in a resolution of the Board of Directors, adopted pursuant to the provisions of this Certificate of Incorporation, establishing any series or class of Common Stock or Preferred Stock".

    FIFTH: The foregoing is duly made in accordance with Section 103(f) of the General Corporation Law of the State of Delaware

    IN WITNESS WHEREOF, FISHER SCIENTIFIC INTERNATIONAL INC. has caused this Certificate to be duly executed in its corporate name this 27th day of March, 2001.

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                                                       FISHER SCIENTIFIC INTERNATIONAL INC.

                                                       By:  /s/ TODD DUCHENE
                                                            -----------------------------------------
                                                            Name: Todd DuChene
                                                            Title: Vice President, Secretary and
                                                                  General Counsel
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